Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 12 to Registration Statement No. 333-124463 under The Securities Act of 1933 on Form N-1A of our report dated June 22, 2012, relating to the financial statements and financial highlights of Managed Account Series (the “Fund”), comprising BlackRock U.S. Mortgage Portfolio, Global SmallCap Portfolio and Mid Cap Value Opportunities Portfolio, appearing in the Annual Report on Form N-CSR of the Fund for the year ended April 30, 2012. We also consent to the references to us under the headings “Financial Highlights” and “Fund and Service Providers, Independent Registered Public Accounting Firm” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
August 22, 2012